Computation of Earnings Per Share                                   EXHIBIT 11.1
Carolina First Corporation and Subsidiaries
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                                                                                   For the year ended
                                                                                   December 31, 1998
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BASIC
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Net income...................................................................               $22,443,000
Less dividends on preferred stock............................................                         0
                                                                                      ------------------
Net income applicable to common
   shareholders (numerator)..................................................               $22,443,000
                                                                                      ==================

Average common shares outstanding
   (denominator).............................................................                18,556,727

Per share amount.............................................................                     $1.21
                                                                                      ==================


DILUTED
Net income (numerator).......................................................               $22,443,000

Average common shares outstanding............................................                18,556,727
Dilutive average shares outstanding under options............................                   810,909
Exercise prices..............................................................           $4.81 to $24.38
Assumed proceeds on exercise.................................................               $12,110,694
Average market value per share...............................................                    $24.39
Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options.........................................                   496,483
                                                                                      ------------------
Adjusted average shares......................................................                18,871,153
                                                                                      ------------------
Convertible preferred stock assumed
   converted.................................................................                         0
Average diluted shares outstanding
                                                                                      ------------------
   (denominator).............................................................                18,871,153
                                                                                      ------------------

Per share amount.............................................................                     $1.19
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